                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

       TENDER OF SHARES OF 12.75% CUMULATIVE EXCHANGEABLE PREFERRED STOCK

                                       OF

                        GRANITE BROADCASTING CORPORATION

                                       TO

                        GRANITE BROADCASTING CORPORATION

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)


     As set forth in Section 3 of the offer to purchase, dated May 17, 2002 (the "Offer to Purchase"), this Notice of Guaranteed Delivery, or a facsimile hereof, must be used to accept the Offer (as defined herein) if:

         (a) certificates representing shares of 12.75% Cumulative Exchangeable Preferred Stock, par value $.01 per share (the "Shares"), of Granite Broadcasting Corporation, a Delaware corporation ("Granite Broadcasting"), cannot be delivered prior to the "expiration date" (as defined in Section 1 of the Offer to Purchase); or

         (b) the procedure for book-entry transfer cannot be completed before the "expiration date" (as defined in Section 1 of the Offer to Purchase); or

         (c) time will not permit a properly completed and duly executed Letter of Transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the expiration date.

     This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the depositary so that it is received by the depositary before the expiration date. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                          MELLON INVESTOR SERVICES LLC

         BY MAIL:              BY OVERNIGHT COURIER:           BY HAND:

       P.O. Box 3301            85 Challenger Road     120 Broadway - 13th Floor
South Hackensack, NJ 07606       Mail Stop-Reorg        New York, New York 10271
                            Ridgefield Park, NJ 07660
                            Attn: Reorganization Dept.


                                 BY FACSIMILE:
                        (For Eligible Institutions Only)

                                 (201) 296-4293

                           FOR CONFIRMATION TELEPHONE:

                                 (201) 296-4860

     FOR THIS NOTICE TO BE VALIDLY DELIVERED IT MUST BE RECEIVED BY THE DEPOSITARY AT ONE OF THE ABOVE ADDRESSES PRIOR TO THE EXPIRATION DATE. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

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     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders the above described Shares to Granite Broadcasting at the price per Share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, which, as may be amended and supplemented from time to time, together constitute the tender offer (the "Offer"), receipt of which are hereby acknowledged. Granite Broadcasting will not pay, and tendering stockholders will not receive, any accrued and unpaid dividends on shares that Granite Broadcasting accepts for payment.

--------------------------------------------------------------------------------
                                      BOX A

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

     By checking the appropriate boxes below instead of the box under Box B, "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price determined by Granite for the Shares is less than the price checked below. A stockholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. The same Shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

     Price (in Dollars) Per Share at Which Shares Are Being Tendered (shade in appropriate boxes to indicate the tender price, not to be less than $590 and not to exceed $670)

          $ (x100)               $ (x10)              $ (x1)         (cent)
                                 / /  0               / /  0         / /  .00
                                 / /  1               / /  1         / /  .50
                                 / /  2               / /  2
                                 / /  3               / /  3
                                 / /  4               / /  4
          / /  5                 / /  5               / /  5
          / /  6                 / /  6               / /  6
                                 / /  7               / /  7
                                 / /  8               / /  8
                                 / /  9               / /  9

     Check the appropriate boxes above or, alternatively, check the box below under Box B, "Shares Tendered at Prices Determined Under the Tender Offer." Unless you check the box under Box B, if you do not check one box in each column above, you will not have validly tendered your Shares.

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                                       3

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                                      BOX B

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER
                (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

/ / The undersigned wants to maximize the chance of having Granite purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of the price boxes in Box A, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by Granite in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $590.

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                 YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES
             UNLESS YOU COMPLETE ONE AND ONLY ONE OF BOX A OR BOX B


                                    ODD LOTS

     To be completed only if Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Shares.

     On the date hereof, the undersigned either (check one box):

     / / owned beneficially or of record an aggregate of fewer than 100 Shares and is tendering all of those Shares; or

     / / is a broker, dealer, commercial bank, trust company or other nominee that:

         (a) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record owner; and

         (b) believes, based upon representations made to it by each such beneficial owner, that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

     In addition, the undersigned is tendering Shares either (check one box):

     / / at the price per Share indicated above under "Price (in Dollars) per Share at Which Shares are Being Tendered" in Box A on page 2 of this Notice of Guaranteed Delivery; or

     / / at the purchase price, as the same shall be determined by Granite
         Broadcasting in accordance with the terms of the Offer (persons checking this box should check Box B this page).

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Number of shares of 12.75% Cumulative       Name(s) of Record Holder(s):
Exchangeable Preferred Stock:

                                            ------------------------------------
-------------------------------------
Certificate Nos. (if available):
                                            ------------------------------------
                                                 Please Print
-------------------------------------

                                            Address:
If Shares will be delivered by book-
entry transfer, provide the following       ------------------------------------
information:

Account Number:                             ------------------------------------
               ----------------------                      Zip Code

                                            Area code and Tel. No.:
                                                                   -------------

                                            Signature(s):
                                                         -----------------------

                                            Dated:                    , 2002
                                                  --------------------
--------------------------------------------------------------------------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or by any other bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, any other required documents within three business days of the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates representing Shares to the Depositary within the time period set forth herein. Failure to do so could result in financial loss to such Eligible Institution.

--------------------------------------------------------------------------------

             Name of Firm                         Authorized Signature


--------------------------------------  ----------------------------------------
               Address                                    Title

                                        Name
--------------------------------------      ------------------------------------
              Zip Code                              Please Type or Print


Area Code and Tel. No.:                 Dated:                     , 2002
                       ----------------       ---------------------

     DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
        SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

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                                       6